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Exhibit 99.1

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.     Purpose

        The purpose of the Audit Committee of CompuCredit Corporation (the "Company") shall be to assist the Board of Directors (the "Board") in its oversight of:

  •
  The integrity of the Company's financial statements;

  •
  The Company's compliance with legal and regulatory requirements;

  •
  The independent auditor's qualifications and independence; and

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  The performance of the Company's internal audit function and independent auditor.

II.    Structure and Operations

Composition and Qualifications

        The Audit Committee shall be comprised of at least three directors designated by the Board, each of whom shall meet the independence and qualification requirements of The Nasdaq Stock Market, Inc. (the "Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Audit Committee shall also disclose, in accordance with applicable regulatory requirements, whether any member of the Audit Committee is a "financial expert" as defined by the SEC. No member of the Audit Committee shall serve on more than three public company audit committees.

Appointment and Removal

        The members of the Audit Committee shall be designated by the Board annually and each member shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

        Unless a Chairperson is designated by the full Board, the members of the Audit Committee shall designate a Chairperson by majority vote of the full Audit Committee membership. The Chairperson will chair all sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

        In fulfilling its responsibilities, the Audit Committee may delegate responsibilities to a subcommittee consisting of one or more members of the Audit Committee.

III.  Meetings

        The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call meetings of the Audit Committee. The Audit Committee shall meet separately on a periodic basis with each member of management, the head of the internal auditing department and the independent auditor to discuss any matters that should be discussed privately.

        Any director of the Company who is not a member of the Audit Committee may attend meetings of the Audit Committee; provided, however, that any director who is not a member of the Audit Committee may not vote on any matter coming before the Audit Committee for a vote. The Audit Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may meet in executive session, as the Audit Committee deems necessary or appropriate.

IV.    Responsibilities and Duties

        The following functions shall be common recurring activities of the Audit Committee in carrying out its purpose as set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Audit Committee shall also carryout any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Audit Committee outlined in Section I of this Charter.

        The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Audit Committee that the Audit Committee deems appropriate or necessary. The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Audit Committee for the payment of (a) compensation to the independent auditor(s) engaged for the purpose of preparing or issuing the audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent advisors employed by the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

  (1)
  Review and discuss with management and the independent auditor the annual and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  (2)
  Discuss the Company's earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

  (3)
  Review with the independent auditor (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information under GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  (4)
  Review with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material deficiencies; (ii) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements and alternative GAAP methods that could have been used; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (iv) the type and presentation of information to be included in earnings press releases; and (v) any financial information and earnings guidance provided to analysts and rating agencies.

  (5)
  Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or other.

  (6)
  Review with the independent auditor any problems or difficulties encountered during the course of the review or audit, including any restrictions on the scope or work or access to required information and management's response.

The Independent Auditor

  (1)
  The Audit Committee shall have the sole responsibility for the appointment (subject, at the discretion of the Board, to shareholder ratification), compensation, retention and oversight of the work of the independent auditor. The Audit Committee shall review the performance of the independent auditor periodically and make determinations regarding the appointment or termination of the independent auditor. The independent auditor shall report directly to the Audit Committee.

  (2)
  Oversee the independence of the auditor by:

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  Ensuring that the independent auditors prepare and deliver on an annual basis a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, and reviewing and discussing with the independent auditor, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor.

  •
  Pre-approving all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to and in accordance with Section 10A(i)(1)(B) of the Exchange Act and the Audit Committee's pre-approval policy, as it may be amended from time to time.

  •
  Developing clear hiring policies for employees or former employees of the independent auditor.

Ethical and Legal Compliance/General

  (1)
  Monitor and oversee the Company's code of business conduct and ethics and obtain regular updates from the Office of General Counsel regarding any legal or regulatory matter that could have a significant impact on the financial statements.

  (2)
  Establish procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls, or auditing or related matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  (3)
  Review and approve in advance any proposed "related party" transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Reports

  (1)
  Prepare the report of the Audit Committee to be included in the Company's annual proxy statement.

  (2)
  Report regularly to the Board (i) following meetings of the Audit Committee, (ii) with respect to such other matters as are relevant to the Audit Committee's discharge of its responsibilities, (iii) with respect to such recommendations as the Audit Committee may deem appropriate, and (iv) the Audit Committee's conclusions with respect to the independent auditor. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Audit Committee designated by the Audit Committee to make such report.

  (3)
  Maintain minutes and other records of meetings and activities of the Audit Committee, as appropriate under applicable law.

V.     Annual Performance Evaluation

        The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Corporate Governance Committee any improvements to this Charter that the Audit Committee considers necessary or appropriate. The Audit Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

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AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS